Exhibit 99.4

March 13, 2020

Ritter Pharmaceuticals, Inc.

1880 Century Park East, Suite 1000

Los Angeles, CA 90067

Consent to Reference in Joint Proxy and Consent Solicitation Statement/Prospectus

Ritter Pharmaceuticals, Inc. (the “Company”) has filed the Registration Statement on Form S-4 (Registration No. 333-236235), as amended, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the joint proxy and consent solicitation statement/prospectus included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Christopher L. Lotz
Name: Christopher L. Lotz